Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: January 16, 2019	Charles N. Funk	Barry S. Ray
	President & CEO	Sr. VP & CFO
	319.356.5800	319.356.5800

MIDWESTONE FINANCIAL GROUP DECLARES INCREASED DIVIDEND

Iowa City, IA (January 16, 2019) -- MidWestOne Financial Group, Inc. (Nasdaq: MOFG), parent company of MidWestOne Bank, today announced that on January 15, 2019 the Company's Board of Directors declared a cash dividend of $0.2025 per common share, which is a 3.8% increase from the dividend paid in each of the previous two quarters. The dividend is payable on March 15, 2019 to shareholders of record at the close of business on February 28, 2019. At this quarterly rate, the indicated annual cash dividend is equal to $0.81 per common share.

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ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the provision for loan losses, and a reduction in net earnings; (2) the risk of mergers, including with ATBancorp, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (3) our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income; (4) changes in the economic environment, competition, or other factors

Exhibit 99.1

that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (8) the ability to attract and retain key executives and employees experienced in banking and financial services; (9) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (10) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (11) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (12) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, and other financial institutions operating in our markets or elsewhere or providing similar services; (13) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (14) volatility of rate-sensitive deposits; (15) operational risks, including data processing system failures or fraud; (16) asset/liability matching risks and liquidity risks; (17) the costs, effects and outcomes of existing or future litigation; (18) changes in general economic or industry conditions, nationally, internationally or in the communities in which we conduct business; (19) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (20) war or terrorist activities which may cause further deterioration in the economy or cause instability in credit markets; (21) cyber-attacks; (22) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (23) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.